UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P.	Delaware	13-3398766
767 Fifth Avenue, Suite 4700 New York, NY 10153 (212) 702-4300

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P.	Delaware	13-3398767
767 Fifth Avenue, Suite 4700 New York, NY 10153 (212) 702-4300

N/A
     (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01   Other Events.

On May 28, 2013, Federal-Mogul Corporation, a subsidiary of Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P., announced that it will launch a registered rights offering (the “Rights Offering”) and that it has entered into an Investment Agreement with IEH FM Holdings LLC (the “Investor”), its largest stockholder and an affiliate of Mr. Carl C. Icahn, Federal-Mogul's non-Executive Chairman of the Board of Directors relating to the Rights Offering, among other things. A copy of the press release is attached hereto as Exhibit 99.1.

Rights Offering
Federal-Mogul intends to distribute, at no charge, to its stockholders of record as of 5:00 p.m., Eastern Daylight Time, on June 7, 2013, transferable subscription rights to purchase shares of Federal-Mogul's common stock, par value $0.01 per share (“Common Stock”), in the Rights Offering. Federal-Mogul will offer an aggregate number of shares of its common stock in the rights offering, inclusive of the over-subscription privilege, representing approximately $500 million of gross proceeds. Each subscription right will represent the right to purchase the stockholder's pro rata portion of shares of Common Stock at the subscription price of $9.78 per share (the “Basic Subscription Privilege”). The subscription price was determined based on the volume-weighted average price of Federal-Mogul's common stock on the date of the public announcement of the Rights Offering and for the four trading days immediately preceding the public announcement of the Rights Offering (the “Subscription Price”). Stockholders who fully exercise their Basic Subscription Privilege will have the right to subscribe for additional shares of Common Stock at the Subscription Price to the extent that other stockholders have not fully exercised their Basic Subscription Privilege (the “Oversubscription Privilege”). In the event that there are insufficient shares of Common Stock available to satisfy all requests under the Oversubscription Privilege, such requests will be honored on a pro rata basis.
The Rights Offering will be made pursuant to a shelf registration statement on Form S-3 that was previously filed by Federal-Mogul with the Securities and Exchange Commission (the “SEC”) and became effective on May 1, 2013. The rights offering will be made solely by means of a prospectus and prospectus supplement meeting the requirements of the Securities Act of 1933, as amended, to be filed with the SEC. Additional information regarding the rights offering will be set forth in the prospectus supplement to be filed with the SEC.
This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Investment Agreement
Pursuant to the Investment Agreement, the Investor has agreed to exercise all of its subscription rights under the Basic Subscription Privilege. In addition, the Investor has indicated its willingness to oversubscribe for additional shares in the Rights Offering if necessary for a successful refinancing of the Federal-Mogul's outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise the Oversubscription Privilege (as defined below). However, there can be no assurances that the Investor will exercise all or any portion of its subscription rights under the Oversubscription Privilege.
The Investor has agreed that the Investor and its affiliates will not until the closing date of the Rights Offering acquire any additional shares of Common Stock. In addition, for a period of at least one year from the closing date of the Rights Offering, the Investor and its affiliates will not effectuate a merger involving Federal-Mogul (including any successor in interest to Federal-Mogul or a holding company of Federal-Mogul) in which any of Federal-Mogul's stock is converted into the right to receive cash or other property, other than stock of a surviving or resulting company at a one-for-one exchange ratio so as to create a holding company structure whereby immediately following the implementation of that structure, Federal-Mogul and each of its businesses will be held through a public holding company having the same stockholders as Federal-Mogul had immediately prior to the implementation of such structure (and shall not be permitted to effect any merger pursuant to Sections 253 or 267 of the General Corporation Law of the State of Delaware involving Federal-Mogul). For the avoidance of doubt, the Investor and its affiliates shall have no obligation to engage in any such transaction following such one year period, and Federal-Mogul shall have no obligation to consent to or approve any such transaction at any time.
The Investment Agreement contains customary representations, warranties and covenants. The parties also have agreed to indemnify each other for losses arising out of or relating to any inaccuracy in or breach of their respective representations, warranties and covenants contained in the Investment Agreement as well as certain losses arising under the Employee Retirement Income Security Act of 1974, as amended, or any regulation thereunder.

Federal-Mogul also will provide registration rights to the Investor with respect to securities of Federal-Mogul issued pursuant to the Rights Offering, and the parties will enter into a tax allocation agreement, if and solely to the extent that the Investor's purchase of the shares of Common Stock in the Rights Offering would cause Federal-Mogul to become part of an affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, of which a certain affiliate of the Investor is the common parent. Forms of the registration rights agreement and tax allocation agreement are attached as exhibits to the Investment Agreement and incorporated herein by reference.
The foregoing description of the Investment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Debt Refinancing
On May 28, 2013, Federal-Mogul also announced that it is pursuing a potential refinancing of its outstanding indebtedness. Federal-Mogul expects to complete its refinancing plans shortly after the closing of the Rights Offering. The refinancing transactions will be subject to various factors and conditions, including market conditions. No assurances can be given that the transactions will be completed.
The press release announcing the Rights Offering, the transactions contemplated by the Investment Agreement and the refinancing plans is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1 -  Investment Agreement, by and between Federal-Mogul Corporation and IEH FM Holdings LLC, dated May 28, 2013.
99.1 -  Press release dated May 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

Date:  May 29, 2013